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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 12, 2001.



                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                        000-27038            94-3156479
(State or other jurisdiction of          (Commission           (IRS Employer
        incorporation)                   File Number)        Identification No.)



                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     Address of principal executive offices



                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        This Current Report on Form 8-K (the "Report") is filed by ScanSoft, Inc., a Delaware corporation (the "Registrant").

On December 12, 2001, the Registrant completed the acquisition of certain of the assets of the Speech and Language Technologies of Lernout & Hauspie (L&H).

        Consideration for the transaction comprised $10 million in cash, a $3.5 million note and 7.4 million shares of the Registrant's common stock. The U.S. Bankruptcy Court for the District of Delaware approved the transaction on December 11, 2001.

        The transaction will be accounted for as an acquisition of assets; accordingly, only the acquired assets and liabilities of L & H will be recorded at their estimated fair values. Funds used in the transaction were available from the general working capital of the Registrant.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        Not Applicable

     (b) PRO FORMA FINANCIAL INFORMATION.

        Not Applicable

     (c) EXHIBITS.

         2.1 ASSET PURCHASE AGREEMENT (LOTS 1-3), By and Among ScanSoft, Inc. AND Lernout & Hauspie SPEECH Products N.V., L&H Holdings USA, Inc. AND The other Sellers Named on Annex A Attached Hereto Dated as of December 7, 2001.


                                       2
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SCANSOFT, INC.


                                /s/ Gerald C. Kent, Jr.,
                                -----------------------------------------------
                                Gerald C. Kent, Jr., Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)



                                Date:  December 27, 2001



                                       3

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                                  EXHIBIT INDEX


    EXHIBIT
      NO.         DESCRIPTION
    --------      ------------

      2.1 ASSET PURCHASE AGREEMENT (LOTS 1-3), By and Among ScanSoft, Inc. AND Lernout & Hauspie SPEECH Products N.V., L&H Holdings USA, Inc. AND The other Sellers Named on Annex A Attached Hereto Dated as of December 7 2001